Exhibit 99.1

                            Certification Pursuant to
                  18 USC, Section 1350, as Adopted Pursuant to
             Sections 302 and 906 of the Sarbanes-Oxley Act of 2002


In connection with the Quarterly Report of ProHealth Medical Technologies, Inc. (ProHealth Medical Technologies or Company) on Form 10-QSB for the quarter ended September 30, 2002 (Report), as filed with the Securities and Exchange Commission, on the date hereof, I, Glenn A. Little, Chief Executive Officer and Chief Financial Officer of the Company, certify to the best of my knowledge, pursuant to 18 USC 1350, as adopted pursuant to ss.302 and promulgated as 18 USC 1350 pursuant to ss.906 of the Sarbanes-Oxley Act of 2002, that:

1.   The Report referenced above has been read and reviewed by the undersigned.

2. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934.

3. The Report referenced above does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to makes the statements made, in light of the circumstances under which such statements were made, not misleading.

          I acknowledge that the management of the Company is solely responsible for the fair presentation in the financial statements of the financial position, results of operations and cash flows of the Company in conformity with accounting principles generally accepted in the United States of America.

          Based upon my knowledge, the financial statements, and other such financial information included in the report, fairly present the financial condition and results of operations of ProHealth Medical Technologies, Inc. as of and for the period ended September 30, 2002.

          In my opinion, the accompanying interim financial statements, prepared in accordance with the instructions for Form 10-QSB, are unaudited and contain all material adjustments, consisting only of normal recurring adjustments necessary to present fairly the financial condition, results of operations and cash flows of the Company for the respective interim periods presented. The current period results of operations are not necessarily indicative of results which ultimately will be reported for the full fiscal year ending December 31, 2002.

4. I acknowledge that the Company's Board of Directors and Management are responsible for establishing and maintaining disclosure controls and procedures for ProHealth Medical Technologies, Inc. These controls and systems are designed to ensure that material information is made known to the Board of Directors and Management of the Company, particularly during the period in which this periodic report is being prepared. The Company's Board of Directors and Management have evaluated the effectiveness of the Company's disclosure controls and procedures within 90 days of the date of this periodic filing.

5. I acknowledge that the Company's Board of Directors and Management are solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company's system of internal accounting control is designed to assure, among other items, that 1) recorded transactions are valid; 2) valid transactions are recorded; and 3) transactions are recorded in the proper period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the Company for the respective periods being presented.

Exhibit 99.1

                            Certification Pursuant to
                  18 USC, Section 1350, as Adopted Pursuant to
             Sections 302 and 906 of the Sarbanes-Oxley Act of 2002


                                   - Page 2 -

     All significant weaknesses in the design or operation of internal accounting controls which could adversely affect ProHealth Medical Technologies' ability to record, process, summarize and report financial data have been identified by the Company's Board of Directors and/or Management have been reported to the Company's independent auditors. Additionally, any fraud, whether material or not to the financial statements of ProHealth Medical Technologies, that involves management or other employees who have a significant role in the issuer's internal accounting controls have also been reported to the Company's Board of Directors and/or Management and to the Company's independent auditors.

6. I have made the appropriate disclosures related to any significant changes to the Company's system of internal accounting controls or in other factors that could significantly affect our internal accounting control system or the financial reporting derived therefrom.


/s/ Glenn A. Little                                      Dated: October 10, 2002
---------------------------                                     ----------------
Glenn A. Little
Chief Executive Officer and
Chief Financial Officer